EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of September 13, 2001 by and among Exten Industries, Inc., a Delaware corporation (the "Company"), on the one hand, and the Estate of Hugo O. Jauregui (the "Estate") and the Multi-Cell Associates, Inc. Irrevocable Trust (the "Trust"), on the other hand.

                                 R E C I T A L S
                                 ---------------

         WHEREAS, pursuant to that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") by and among the Company, Multi-Cell Associates, Inc., the Trust and the Estate (all capitalized terms not defined herein as defined therein), the Company is issuing to the Estate and Trust 8,725,000 shares and 3,358,334 shares, respectively, of its common stock, $0.01 par value per share (the "Registrable Securities").

          NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

         1. DEFINITIONS.

                  1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "AFFILIATE" of any person or entity shall mean any other person or entity which, directly or indirectly, controls, is controlled by or is under common control with such person or entity.

                  "COMMISSION" shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

                  "HOLDER(S)" shall mean each of the Estate and Trust and their respective transferees as permitted by SECTION 1.8 and SECTION 2.3 holding Registrable Securities.

                  "OTHER HOLDERS" shall mean holders of Company securities, other than Holders, proposing to distribute their securities pursuant to a registration referred to in this Agreement.

                  "REGISTRABLE SECURITIES" means the shares of the Company's common stock, $0.01 par value per share, issued to the Holders pursuant to the Stock Purchase Agreement, and any additional shares of the Company's common stock issued to the Holders as a stock dividend or as the result of a stock split with respect to such Registrable Securities.

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                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses, excluding Selling Expenses (as defined below) except as otherwise stated below, incurred by the Company in complying with SECTION 1.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, as well as the reasonable fees and disbursements of one counsel for the Holders selected by the Holders.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar United States federal statute.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by Holders. Such expenses shall be borne by Holders.

                  "SELLING HOLDERS" shall mean each Holder who holds Registrable Securities included in a registration statement under the Securities Act pursuant to this Agreement.

                  1.2 REGISTRATION RIGHTS.

                           (a) The Company agrees to file a registration
statement with the Commission within ten (10) months of the date of this Agreement to register the resale by the Holders of all of the Registrable Securities and to use its best efforts to cause such registration statement (and any related qualification under blue sky laws or other compliance) to be declared effective by the Commission on or before the first anniversary of the date hereof. The Company agrees to give the Holders at least fifteen (15) days notice prior to its intended filing of the registration statement.

                           (b) If, prior to the occurrence of the events
described in Section 1.2(a) above, the Company shall determine to register any of its securities on a form that would permit the registration of the Registrable Securities, the Company shall promptly give to each Holder written notice of such registration (a "Piggyback Registration"), and include in such registration (and any related qualification under blue sky laws or other compliance), all the Registrable Securities specified in a written request or requests, made by any Holder or Holders within fifteen (15) days after receipt of such written notice from the Company.

                  1.3 EXPENSES OF REGISTRATION.

                           (a) REGISTRATION EXPENSES. The Company shall bear all
Registration Expenses incurred in connection with registrations pursuant to
SECTION 1.2.

                           (b) SELLING EXPENSES. Unless otherwise stated, all
Selling Expenses relating to securities registered on behalf of the Holders shall be borne by such participating Holders.

                  1.4 REGISTRATION AND QUALIFICATION. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will as promptly as is practicable:

                           (a) prepare and file with the Commission and use its
best efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form as the Company determines and for which the Company then qualifies;

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                           (b) prepare and file with the Commission such
amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of two hundred seventy (270) days after the first anniversary of the Closing Date of the Stock Purchase Agreement;

                           (c) furnish to the Selling Holders such number of
conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Selling Holders or such underwriter may reasonably request;

                           (d) make every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of such registration statement as early as possible;

                           (e) if requested by a Holder, (i) furnish to each
Selling Holder an opinion of counsel for the Company addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to each Selling Holder a "comfort" or "special procedures" letter addressed to each Selling Holder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                           (f) immediately notify the Selling Holders in writing
(i) at any time when a prospectus relating to a registration hereunder is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) at the request of a Selling Holder prepare and furnish to such Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

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                           (g) use its best efforts to list all such Registrable
Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed, and to pay all fees and expenses in connection therewith; and

                           (h) upon the transfer of shares by a Selling Holder
in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities being sought in such denominations as shall be requested by the Selling Holders or the underwriters.

                  1.5 INDEMNIFICATION.

                           (a) BY COMPANY. The Company will indemnify each
Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Holder, each of its officers, directors and partners, each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein. If the Holders are represented by counsel other than counsel for the Company, the Company will not be obligated under this SECTION 1.5(A) to reimburse legal fees and expenses of more than one separate counsel for the Holders.

                           (b) BY HOLDERS. Each Selling Holder, severally and
not jointly, will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Selling

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Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Selling Holders, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Selling Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Selling Holder under this subsection (b) shall be limited in an amount equal to the net proceeds from the shares sold by such Selling Holder.

                           (c) PROCEDURE FOR INDEMNIFICATION. Each party
indemnified under paragraph (a) or (b) of this SECTION 1.5 (the "Indemnified Party") shall, promptly after receipt of notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof; provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in paragraph (a) or (b) of this SECTION 1.5, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement, which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice. In such case, the Indemnifying Party shall continue to be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

                           (d) CONTRIBUTION. If the indemnification provided for
in this SECTION 1.5 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect

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the relative fault of the Indemnifying Party on the one hand and the Indemnified
Party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied specifically for use in any registration statement, prospectus, offering circular or other similar document by the Indemnifying
Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission (including by use of an amended prospectus on file with the Commission), but not by reference to any Indemnified Party's stock ownership in the Company. In no event, however, shall a Holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  1.6 INFORMATION BY HOLDER. Holders including any Registrable Securities in any registration shall furnish to the Company such information regarding such Holders as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

                  1.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company (but subject to the restriction set forth in Section 2.2), the Company agrees to use its best efforts to:

                           (a) Make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                           (b) File with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c) Furnish to any Holder forthwith upon request a
written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

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                  1.8 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the
Company to register securities granted Holders under SECTION 1.2 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws; (b) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder; and (c) such assignee or transferee agrees in writing to be bound by the terms of this Agreement and assumes all of the obligations of the transferring Holder hereunder.

         2. MISCELLANEOUS.

                  2.1 WAIVERS AND AMENDMENTS. With the written consent of the Company and a majority in interest of the Holders, the obligations of the Company and the rights of the Holders under this Agreement may be amended or modified; provided, however that no amendment or waiver shall be detrimental to one or more Holders in any manner different than the manner in which the others are affected without the written consent of each Holder affected in a more detrimental manner than any other. It is acknowledged that the granting by the Company of additional demand or other registration rights to bona fide third party investors in the Company shall not constitute an amendment or modification for this purpose. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Any amendment effected in accordance with this paragraph shall be binding upon the Holders, each future holder of any Registrable Securities and the Company.

                  2.2 No Sale of Registrable Securities. The Holders agree not to sell or otherwise transfer or dispose of any Registrable Securities for a period of one year after the date of this Agreement. The Company may impose stop-transfer instructions with respect to the Registrable Securities subject to the foregoing restriction until the end of said period.

                  2.3 ASSIGNMENT OF RIGHTS. The rights to which the Holders are entitled hereunder are assignable in connection with any transfer of Registrable Securities, to any transferee or assignee of Registrable Securities who is a family member of such Holder, or to a trust created for the benefit of such Holder or members of such Holder's family and, in the case of the Trust, to the beneficiaries of the Trust.

                  2.4 NOTICES. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telecopy (as provided above) addressed (a) if to any Holder, at the address for such Holder set forth on EXHIBIT A hereto or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to any other holder of Registrable Securities, at such address as such holder shall have furnished the Company in writing, or (c) if to the Company, to the address set forth in the Stock Purchase Agreement, addressed to the attention of the Chief Executive Officer (or at such other address as the Company shall have furnished in writing to the Holder).

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                  2.5 DESCRIPTIVE HEADINGS. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

                  2.6 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

                  2.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

                  2.8 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requires it.

                  2.9 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  2.10 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

                  2.11 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

                  2.12 SEPARABILITY; SEVERABILITY. Unless expressly provided in this Agreement, the rights of each Holder under this Agreement are several rights, not rights jointly held with any other Holder. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Holder shall not affect the validity, legality or enforceability of this Agreement with respect to the other Holders. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

                  2.13 STOCK SPLITS. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

                  2.14 AGGREGATION OF STOCK. All shares of the Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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                  2.15 DELAYS OR OMISSIONS; REMEDIES CUMULATIVE. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such party or be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All of a party's remedies, either under this Agreement, or by law or otherwise afforded to such party, shall be cumulative and not alternative.

                  2.16 ENFORCEMENT. If the Company shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading as of the date of this Agreement or as of the date it was made, furnished or delivered, the Holders may proceed to protect and enforce their rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of the Holders or to take any one of more of such actions. In the event the Holders bring an action against another such party, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement, including such reasonable fees and expenses of attorneys and accountants, which shall include all fees, costs and expenses of appeals.

                         [Signatures On Following Page]

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          IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first written above.

                                 COMPANY:

                                 Exten Industries, Inc.


                                 By: /S/ W.G. NEWMIN
                                    --------------------------------------------
                                 Name:    W.G. NEWMIN
                                      ------------------------------------------
                                 Title:   CHAIRMAN & CEO
                                       -----------------------------------------



                                 HOLDERS:

                                 The Estate of Hugo O. Jauregui

                                 By: /S/ CANDACE L. DYER
                                    --------------------------------------------
                                          Candace L. Dyer, Co-Executor

                                 By: /S/ TIMOTHY VAN JOHNSON
                                    --------------------------------------------
                                          Timothy Van Johnson, Co-Executor



                                 Multi-Cell Associates, Inc. Irrevocable Trust

                                 By: /S/ CANDACE L. DYER
                                    --------------------------------------------
                                 Name: CANDACE L. DYER
                                       -----------------------------------------
                                 Title: TRUSTEE
                                       -----------------------------------------

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